UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 4, 2012

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2012, the Registrant’s Board of Directors appointed Douglas L. Kennedy as Chief Executive Officer and Director of Peapack-Gladstone Financial Corporation (the “Corporation”) and of Peapack-Gladstone Bank, the Corporation’s bank subsidiary. Mr. Kennedy, age 56, has nearly 35 years of commercial banking experience, including key executive level positions with Summit Bank, Fleet Bank, North Fork Bank and, most recently, Capital One Bank. Most recently, Mr. Kennedy was the President, New Jersey and Executive Vice President, Northeast and Mid-Atlantic Commercial Banking Division at Capital One Bank. Prior to that time, Mr. Kennedy was the President, New Jersey and Executive Vice President, Commercial Banking of North Fork Bank prior to its acquisition by Capital One Bank in 2008.

Mr. Kennedy is qualified to serve on the Board of Directors because of his nearly 35 years of commercial banking experience, including key executive level positions, and his significant commercial lending experience, which are invaluable to the Board’s oversight of the Bank in general, and the loan portfolio specifically. At this time, the Corporation does not anticipate that Mr. Kennedy will be appointed as a member of any committee of the Board of Directors of the Corporation.

Mr. Kennedy and the Corporation have entered into a letter agreement dated October 4, 2012 regarding his employment with the Corporation. Under the terms of the letter agreement, Mr. Kennedy’s initial base salary will be $500,000 per year. Mr. Kennedy will be entitled to receive annual and/or long-term incentive bonuses from time-to-time. Mr. Kennedy will first be eligible for a bonus with respect to calendar year 2013 (payable within the first 90 days of calendar year 2014) which will be a minimum of $100,000 provided that he is employed by the Corporation at that time. In addition, in January 2013 Mr. Kennedy is expected to be granted restricted stock with a fair market value at the time of grant of approximately $250,000, vesting in equal increments annually over 5 years. Mr. Kennedy will also be eligible to participate in the Corporation’s standard health and welfare benefit plans. The Corporation and Mr. Kennedy expect to enter into a formal employment agreement in the first quarter of 2013.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release of the Corporation dated October 4, 2012 relating to Mr. Kennedy’s appointment and attached hereto as Exhibit 99.2 and incorporated by reference herein is a letter agreement between the Corporation and Mr. Kennedy dated October 4, 2012 relating to his employment with the Corporation.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title

99.1	Press release dated October 4, 2012
99.2	Letter Agreement between the Corporation and Mr. Kennedy dated October 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: October 5, 2012	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Title

99.1	Press release dated October 4, 2012
99.2	Letter Agreement between the Corporation and Mr. Kennedy dated October 4, 2012